AMENDMENT NO. 1 TO
FUND PARTICIPATION AGREEMENT

THIS AMENDMENT NO. 1 TO FUND PARTICIPATION AGREEMENT ("Amendment") is made as of this 19th day of February, 2010, by and between **AXA EQUITABLE LIFE INSURANCE COMPANY** (the "Company"), **AMERICAN CENTURY INVESTMENT MANAGEMENT, INC.** ("Adviser") and **AMERICAN CENTURY INVESTMENT SERVICES, INC.** ("Distributor"). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement (defined below).

RECITALS

WHEREAS, the Company, Adviser and Distributor are parties to a certain Fund Participation Agreement dated October 15, 2009 (the "Agreement"); and

WHEREAS, MONY Life Insurance Company ("MONY") and MONY Life Insurance Company of America ("MLOA") were acquired by AXA Financial, Inc., the parent company of AXA Equitable Life Insurance Company (the "Company"); and

WHEREAS, the parties wish to add MONY and MLOA to the Agreement; and

WHEREAS, the parties wish to enable the Company to offer shares of the portfolios of American Century Variable Portfolios, Inc. and American Century Variable Portfolios II, Inc. in every Company separate account;

The Parties hereby agree to amend the Agreement as follows:

1. Additional Parties. MONY and MLOA each are hereby added as a party to the Agreement and the defined term "Company" shall be deemed to include MONY and MLOA.

2. Schedule A. Schedule A of the Agreement is hereby deleted in its entirety and replaced with the attached "Schedule A".

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

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IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 1 as of the date first above set forth.

AMERICAN CENTURY INVESTMENT MANAGEMENT, INC.

By: [signature]
Name: Otis H. Cowan
Title: Vice President

AMERICAN CENTURY INVESTMENT SERVICES, INC.

By: [signature]
Name: Cindy A. Johnson
Title: Vice President

AXA EQUITABLE LIFE INSURANCE COMPANY

By: [signature]
Name: Steven Joenk
Title: SVP

MONY LIFE INSURANCE COMPANY, OF AMERICA

By: [signature]
Name: [signature]
Title: SVP

MONY LIFE INSURANCE COMPANY

By: [signature]
Name: Steven Joenk
Title: SVP

SCHEDULE A

CONTRACTS

Name of Account
A- All Contracts
FP- All Contracts
I- All Contracts
45- All Contracts
49- All Contracts
65- All Contracts
66- All Contracts
206- All Contracts
301- All Contracts
Legacy "S"- All Contracts
Legacy "L"- All Contracts
Legacy "A"- All Contracts
MONY UGVL VUL- All Contracts
MONY UGVL SVUL- All Contracts
MONY UGVA VA- All Contracts
Keynote- All Contracts
MLOA "L"- All Contracts
MLOA "A"- All Contracts
MLOA "P"- All Contracts